Okta Announces Strong Fourth Quarter and Fiscal Year 2021 Results
•Q4 revenue grew 40% year-over-year; subscription revenue grew 42% year-over-year
•Fiscal year 2021 revenue totaled $835 million and grew 43% year-over-year; subscription revenue grew 44% year-over-year
•Remaining performance obligations (RPO) grew 49% year-over-year to $1.80 billion
•Signs definitive agreement to acquire Auth0

SAN FRANCISCO – March 3, 2021 – Okta, Inc. (Nasdaq: OKTA), the leading independent identity provider, today announced financial results for its fourth quarter and fiscal year ended January 31, 2021. The Company also announced it has entered into a definitive agreement to acquire Auth0, a leading identity platform for application teams, in a stock transaction valued at approximately $6.5 billion.

"Our relentless focus on execution and customer success drove strong fourth quarter financial results and capped another fantastic year of growth for Okta," said Todd McKinnon, Chief Executive Officer and co-founder of Okta. "The importance of identity and zero-trust security have only been elevated over the past year as companies around the world are accelerating their adoption of cloud and digital transformation projects. Okta's unmatched identity platform is still in the early innings of a massive addressable market and we are incredibly excited about the opportunity for years to come."

Fourth Quarter Fiscal 2021 Financial Highlights:
•Revenue: Total revenue was $234.7 million, an increase of 40% year-over-year. Subscription revenue was $225.4 million, an increase of 42% year-over-year.
•Remaining Performance Obligations (RPO): RPO, or subscription backlog, was $1.80 billion, an increase of 49% year-over-year. Current RPO, which is contracted subscription revenue expected to be recognized over the next 12 months, was $841.8 million, up 42% compared to the fourth quarter of fiscal 2020.
•Calculated Billings: Total calculated billings were $316.0 million, an increase of 40% year-over-year.
•GAAP Operating Loss: GAAP operating loss was $54.6 million, or 23.3% of total revenue, compared to a GAAP operating loss of $44.7 million, or 26.7% of total revenue, in the fourth quarter of fiscal 2020.
•Non-GAAP Operating Income/Loss: Non-GAAP operating income was $8.0 million, or 3.4% of total revenue, compared to a non-GAAP operating loss of $5.6 million, or 3.3% of total revenue, in the fourth quarter of fiscal 2020.
•GAAP Net Loss: GAAP net loss was $75.8 million, compared to a GAAP net loss of $50.5 million in the fourth quarter of fiscal 2020. GAAP net loss per share was $0.58, compared to a GAAP net loss per share of $0.42 in the fourth quarter of fiscal 2020.
•Non-GAAP Net Income/Loss: Non-GAAP net income was $8.0 million, compared to a non-GAAP net loss of $1.1 million in the fourth quarter of fiscal 2020. Non-GAAP basic and diluted net income per share was $0.06, compared to a non-GAAP basic and diluted net loss per share of $0.01 in the fourth quarter of fiscal 2020.

•Cash Flow: Net cash provided by operations was $34.9 million, or 14.9% of total revenue, compared to net cash provided by operations of $24.8 million, or 14.8% of total revenue, in the fourth quarter of fiscal 2020. Free cash flow was $32.5 million, or 13.8% of total revenue, compared to $18.1 million, or 10.8% of total revenue, in the fourth quarter of fiscal 2020.
•Cash, cash equivalents, and short-term investments were $2.56 billion at January 31, 2021.

Full Year Fiscal 2021 Financial Highlights:
•Revenue: Total revenue was $835.4 million, an increase of 43% year-over-year. Subscription revenue was $796.6 million, an increase of 44% year-over-year.
•Calculated Billings: Total calculated billings were $976.0 million, an increase of 39% year-over-year.
•Operating Income/Loss: GAAP operating loss was $204.2 million, or 24.4% of total revenue, compared to a GAAP operating loss of $185.8 million, or 31.7% of total revenue for fiscal 2020. Non-GAAP operating income was $7.7 million, or 0.9% of total revenue, compared to a non-GAAP operating loss of $48.5 million, or 8.3% of total revenue for fiscal 2020.
•Net Income/Loss: GAAP net loss was $266.3 million, compared to a GAAP net loss of $208.9 million for fiscal 2020. GAAP net loss per share was $2.09, compared to a GAAP net loss per share of $1.78 for fiscal 2020. Non-GAAP net income was $16.2 million, compared to a non-GAAP net loss of $31.1 million for fiscal 2020. Non-GAAP basic and diluted net income per share were $0.13 and $0.11, respectively, compared to a non-GAAP basic and diluted net loss per share of $0.27 for fiscal 2020.
•Cash Flow: Net cash provided by operations was $128.0 million, or 15.3% of total revenue, compared to $55.6 million, or 9.5% of total revenue, for fiscal 2020. Free cash flow was $110.7 million, or 13.3% of total revenue, compared to $36.3 million, or 6.2% of total revenue, for fiscal 2020.

The section titled "Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures, and reconciliations between GAAP and non-GAAP information are contained in the tables below.

Financial Outlook:
"Fourth quarter results were strong across the board," said Bill Losch, Chief Financial Officer of Okta. "We were particularly pleased with the continued strength in RPO, revenue, and cash flows, which reflects the success we've experienced with large enterprise customers. We believe that the secular tailwinds that have propelled our business over the past several years will continue into our fiscal year 2022 and we plan to invest appropriately to capitalize on the opportunity and further strengthen our competitive positioning."
This financial outlook does not include any potential impact from the proposed acquisition of Auth0.
For the first quarter of fiscal 2022, the Company expects:
•Total revenue of $237 million to $239 million, representing a growth rate of 30% to 31% year-over-year
•Non-GAAP operating loss of $28.0 million to $27.0 million

•Non-GAAP net loss per share of $0.21 to $0.20, assuming weighted-average shares outstanding of approximately 133 million

For the full year fiscal 2022, the Company expects:
•Total revenue of $1.08 billion to $1.09 billion, representing a growth rate of 29% to 30% year-over-year
•Non-GAAP operating loss of $61.0 million to $55.0 million
•Non-GAAP net loss per share of $0.49 to $0.44, assuming weighted-average shares outstanding of approximately 135 million

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Okta has not reconciled its expectations as to non-GAAP operating loss and non-GAAP net loss per share to their most directly comparable GAAP measures because certain items are out of Okta’s control or cannot be reasonably predicted. Accordingly, reconciliations for forward-looking non-GAAP operating loss and non-GAAP net loss per share are not available without unreasonable effort.

Proposed Acquisition of Auth0
In a separate press release today, Okta announced it has entered into a definitive agreement to acquire Auth0, a leading identity platform for application teams, in a stock transaction valued at approximately $6.5 billion based on a fixed number of Okta shares and an Okta share price of $276.21. Together, Okta and Auth0 address a broad set of identity use cases and the acquisition will accelerate the companies’ shared vision of enabling everyone to safely use any technology, shaping the future of identity on the internet. “Combining Auth0’s developer-centric identity platform with the Okta Identity Cloud will drive tremendous value for both current and future customers,” said Todd McKinnon, Chief Executive Officer and co-founder, Okta.

For additional details please refer to the separate press release distributed today, which can be found at investor.okta.com.

Conference Call Information:
Okta will host a live video webcast at 2:00 p.m. Pacific Time on March 3, 2021 to discuss the results and outlook. The news release with the financial results will be accessible from the Company’s website at investor.okta.com prior to the conference call. The live video webcast of the conference call will be accessible from the Okta investor relations website at investor.okta.com.

Supplemental Financial and Other Information:
Supplemental financial and other information can be accessed through the Company’s investor relations website at investor.okta.com.

Non-GAAP Financial Measures:
This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net margin, non-GAAP net income (loss) per share, basic and diluted, free cash flow, free cash flow margin, current calculated billings and calculated billings. Certain of these non-GAAP financial measures exclude stock-based compensation, amortization of debt discount and debt issuance costs, non-cash charitable contributions, amortization of acquired intangibles, acquisition-related expenses and loss on early extinguishment and conversion of debt.
Okta believes that non-GAAP financial information, when taken collectively with GAAP financial measures, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.
The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by the Company's management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.
Okta encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Forward-Looking Statements: This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook, business strategy and plans, market trends and market size, opportunities and positioning and expected benefits that will be derived from the Auth0 transaction. These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," "shall" and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. For example, the market for our products may develop more slowly than expected or than it has in the past; our results of operations may fluctuate more than expected; there may be significant fluctuations in our results of operations and cash flows related to our revenue recognition or otherwise; the impact of COVID-19, related public health measures and any associated economic downturn on our business and results of operations may be more than we expect; a network or data security incident that allows unauthorized access to our network or data or our customers’ data could damage our reputation; we could experience interruptions or performance problems associated with our technology, including a service outage; we may not be able to pay off our convertible senior notes when due; and global economic conditions could deteriorate; the parties may not be able to satisfy the Auth0 transaction closing conditions in a timely fashion or at all, and we may not be able to successfully integrate the companies. Further information on potential factors that could affect our financial results is included in our most recent Quarterly Report on Form 10-Q and our other filings with the Securities and Exchange Commission. The forward-looking statements included in this press release represent our views only as of the date of this press release and we assume no obligation and do not intend to update these forward-looking statements.

About Okta
Okta is the leading independent identity provider. The Okta Identity Cloud enables organizations to securely connect the right people to the right technologies at the right time. With more than 7,000 pre-built integrations to applications and infrastructure providers, Okta provides simple and secure access to people and organizations everywhere, giving them the confidence to reach their full potential. More than 10,000 organizations, including JetBlue, Nordstrom, Siemens, Slack, T-Mobile, Takeda, Teach for America, and Twilio, trust Okta to help protect the identities of their workforces and customers.

Okta uses its investor.okta.com website as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings and public conference calls and webcasts.

Investor Contact:
Dave Gennarelli
investor@okta.com
415-851-4744

Media Contact:
Jenna Kozel
press@okta.com
415-418-9600

OKTA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2021	2020	2021	2020
Revenue:
Subscription	$225,400	$158,514	$796,613	$552,688
Professional services and other	9,340	8,813	38,811	33,379
Total revenue	234,740	167,327	835,424	586,067
Cost of revenue:
Subscription(1)	48,675	33,864	170,095	116,445
Professional services and other(1)	12,465	10,819	47,586	42,937
Total cost of revenue	61,140	44,683	217,681	159,382
Gross profit	173,600	122,644	617,743	426,685
Operating expenses:
Research and development(1)	62,316	43,360	222,826	159,269
Sales and marketing(1)	115,173	92,635	427,350	340,356
General and administrative(1)	50,707	31,352	171,726	112,892
Total operating expenses	228,196	167,347	821,902	612,517
Operating loss	(54,596)	(44,703)	(204,159)	(185,832)
Interest expense	(22,597)	(10,646)	(72,660)	(27,017)
Interest income and other, net	2,154	5,743	12,891	17,089
Loss on early extinguishment and conversion of debt	—	—	(2,263)	(14,572)
Interest and other, net	(20,443)	(4,903)	(62,032)	(24,500)
Loss before provision for (benefit from) income taxes	(75,039)	(49,606)	(266,191)	(210,332)
Provision for (benefit from) income taxes	767	866	141	(1,419)
Net loss	$(75,806)	$(50,472)	$(266,332)	$(208,913)

Net loss per share, basic and diluted	$(0.58)	$(0.42)	$(2.09)	$(1.78)

Weighted-average shares used to compute net loss per share, basic and diluted	130,138	121,562	127,212	117,221

(1) Amounts include stock-based compensation expense as follows (in thousands):

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2021	2020	2021	2020
Cost of subscription revenue	$6,666	$3,786	$21,895	$12,923
Cost of professional services and other	2,159	1,872	8,083	7,164
Research and development	18,836	11,361	63,270	37,683
Sales and marketing	15,109	11,118	53,802	38,077
General and administrative	13,637	8,793	49,131	30,777
Total stock-based compensation expense	$56,407	$36,930	$196,181	$126,624

OKTA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	January 31,	January 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$434,607	$520,048
Short-term investments	2,121,584	882,976
Accounts receivable, net of allowances	194,818	130,115
Deferred commissions	45,949	33,636
Prepaid expenses and other current assets	81,609	32,950
Total current assets	2,878,567	1,599,725
Property and equipment, net	62,783	53,535
Operating lease right-of-use assets	149,604	125,204
Deferred commissions, noncurrent	108,555	77,874
Intangible assets, net	27,009	32,529
Goodwill	48,023	48,023
Other assets	24,256	18,505
Total assets	$3,298,797	$1,955,395
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$8,557	$3,837
Accrued expenses and other current liabilities	53,729	36,887
Accrued compensation	71,906	40,300
Convertible senior notes, net	908,684	100,703
Deferred revenue	502,738	365,236
Total current liabilities	1,545,614	546,963
Convertible senior notes, net, noncurrent	857,387	837,002
Operating lease liabilities, noncurrent	179,518	154,511
Deferred revenue, noncurrent	10,860	6,214
Other liabilities, noncurrent	11,375	5,361
Total liabilities	2,604,754	1,550,051

Stockholders’ equity:
Preferred stock	—	—
Class A common stock	12	11
Class B common stock	1	1
Additional paid-in capital	1,656,096	1,105,564
Accumulated other comprehensive income	5,390	892
Accumulated deficit	(967,456)	(701,124)
Total stockholders’ equity	694,043	405,344
Total liabilities and stockholders' equity	$3,298,797	$1,955,395

OKTA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Twelve Months Ended January 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(266,332)	$(208,913)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	196,181	126,624
Depreciation, amortization and accretion	36,865	17,815
Amortization of debt discount and issuance costs	68,424	25,892
Amortization of deferred commissions	39,661	28,588
Deferred income taxes	(1,182)	(2,253)
Non-cash charitable contributions	9,292	1,746
Loss on early extinguishment and conversion of debt	2,263	14,572
Other, net	5,537	(11)
Changes in operating assets and liabilities:
Accounts receivable	(66,373)	(37,515)
Deferred commissions	(81,016)	(61,224)
Prepaid expenses and other assets	(13,174)	(4,080)
Operating lease right-of-use assets	19,053	12,951
Accounts payable	4,081	1,689
Accrued compensation	44,157	23,034
Accrued expenses and other liabilities	5,527	9,972
Operating lease liabilities	(17,150)	(9,716)
Deferred revenue	142,148	116,432
Net cash provided by operating activities	127,962	55,603
Cash flows from investing activities:
Capitalization of internal-use software costs	(4,159)	(3,888)
Purchases of property and equipment	(13,083)	(15,442)
Purchases of securities available for sale and other	(2,029,030)	(999,387)
Proceeds from maturities and redemption of securities available for sale	535,123	356,277
Proceeds from sales of securities available for sale and other	206,129	27,271
Purchases of intangible assets	(126)	(8,589)
Payments for business acquisition, net of cash acquired	—	(44,283)
Net cash used in investing activities	(1,305,146)	(688,041)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs	1,134,841	1,040,660
Payments for repurchases of convertible senior notes	(446)	(224,414)
Proceeds from hedges related to convertible senior notes	195,046	405,851
Payments for warrants related to convertible senior notes	(175,399)	(358,622)
Purchases of capped calls related to convertible senior notes	(133,975)	(74,094)
Proceeds from stock option exercises, net of repurchases	45,620	45,363
Proceeds from shares issued in connection with employee stock purchase plan	25,911	18,767
Other, net	—	(126)
Net cash provided by financing activities	1,091,598	853,385
Effects of changes in foreign currency exchange rates on cash, cash equivalents and restricted cash	2,263	(209)
Net (decrease) increase in cash, cash equivalents and restricted cash	(83,323)	220,738
Cash, cash equivalents and restricted cash at beginning of period	531,953	311,215
Cash, cash equivalents and restricted cash at end of period	$448,630	$531,953

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages and per share data)
(unaudited)
Non-GAAP Gross Profit and Non-GAAP Gross Margin
We define non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, adjusted for stock-based compensation expense included in cost of revenue and amortization of acquired intangibles.

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2021	2020	2021	2020
Gross profit	$173,600	$122,644	$617,743	$426,685
Add:
Stock-based compensation expense included in cost of revenue(1)	8,825	5,658	29,978	20,087
Amortization of acquired intangibles	1,593	1,593	6,373	5,488
Non-GAAP gross profit	$184,018	$129,895	$654,094	$452,260
Gross margin	74%	73%	74%	73%
Non-GAAP gross margin	78%	78%	78%	77%
(1) See table in footnote (1) to the condensed consolidated statements of operations above for breakdown of stock-based compensation expense by line item.
Non-GAAP Operating Income (Loss) and Non-GAAP Operating Margin
We define non-GAAP operating income (loss) and non-GAAP operating margin as GAAP operating loss and GAAP operating margin, adjusted for stock-based compensation expense, non-cash charitable contributions, amortization of acquired intangibles and acquisition-related expenses.

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2021	2020	2021	2020
Operating loss	$(54,596)	$(44,703)	$(204,159)	$(185,832)
Add:
Stock-based compensation expense(1)	56,407	36,930	196,181	126,624
Non-cash charitable contributions	4,630	584	9,292	1,746
Amortization of acquired intangibles	1,593	1,593	6,373	5,488
Acquisition-related expenses(2)	—	—	—	3,449
Non-GAAP operating income (loss)	$8,034	$(5,596)	$7,687	$(48,525)
Operating margin	(23)%	(27)%	(24)%	(32)%
Non-GAAP operating margin	3%	(3)%	1%	(8)%
(1) See table in footnote (1) to the condensed consolidated statements of operations above for breakdown of stock-based compensation expense by line item.
(2) We define acquisition-related expenses as costs associated with acquisitions, including transaction costs and other non-recurring incremental costs incurred.

Non-GAAP Net Income (Loss) and Non-GAAP Net Margin
We define non-GAAP net income (loss) and non-GAAP net margin as GAAP net loss and GAAP net margin, adjusted for stock-based compensation expense, non-cash charitable contributions, amortization of acquired intangibles, acquisition-related expenses, amortization of debt discount and debt issuance costs and loss on early extinguishment and conversion of debt.

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2021	2020(1)	2021	2020(1)
Net loss	$(75,806)	$(50,472)	$(266,332)	$(208,913)
Add:
Stock-based compensation expense(2)	56,407	36,930	196,181	126,624
Non-cash charitable contributions	4,630	584	9,292	1,746
Amortization of acquired intangibles	1,593	1,593	6,373	5,488
Acquisition-related expenses(3)	—	—	—	3,449
Amortization of debt discount and debt issuance costs(4)	21,163	10,239	68,424	25,892
Loss on early extinguishment and conversion of debt(5)	—	—	2,263	14,572
Non-GAAP net income (loss)	$7,987	$(1,126)	$16,201	$(31,142)
Net margin	(32)%	(30)%	(32)%	(36)%
Non-GAAP net margin	3%	(1)%	2%	(5)%
(1) Prior periods have been adjusted to conform to the current presentation. See footnotes (4) and (5) for additional details.
(2)    See table in footnote (1) to the condensed consolidated statements of operations above for breakdown of stock-based compensation expense by line item.
(3) We define acquisition-related expenses as costs associated with acquisitions, including transaction costs and other non-recurring incremental costs incurred.
(4) Amortization of debt issuance costs is an adjustment to non-GAAP net income (loss), effective July 31, 2020. Debt issuance costs included are $0.9 million and $3.2 million for the three and twelve months ended January 31, 2021, respectively, and $0.6 million and $1.8 million for the three and twelve months ended January 31, 2020, respectively.
(5) Loss on early extinguishment and conversion of debt is calculated inclusive of write-offs of debt issuance costs, effective July 31, 2020. The amounts of these write-offs are nil and $1.1 million for the three and twelve months ended January 31, 2021, respectively, and nil and $3.8 million for the three and twelve months ended January 31, 2020, respectively.
Non-GAAP Net Income (Loss) Per Share, Basic and Diluted
We define non-GAAP net income (loss) per share, basic, as non-GAAP net income (loss) divided by GAAP weighted-average shares used to compute net loss per share, basic and diluted.
We define non-GAAP net income (loss) per share, diluted, as non-GAAP net income (loss) divided by GAAP weighted-average shares used to compute net loss per share, basic and diluted adjusted for the potentially dilutive effect of (i) employee equity incentive plans, excluding the impact of unrecognized stock-based compensation expense, and (ii) convertible senior notes outstanding and related warrants. In addition, non-GAAP net income (loss) per share, diluted, includes the anti-dilutive impact of the Company’s note hedge and capped call agreements on convertible senior notes outstanding, which fully reduced the potential dilutive effect of the convertible senior notes outstanding. Accordingly, the Company did not record any adjustments to non-GAAP net income (loss) for the potential impact of the convertible senior notes outstanding under the if-converted method.

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2021	2020(1)	2021	2020(1)
Net loss	$(75,806)	$(50,472)	$(266,332)	$(208,913)
Add:
Stock-based compensation expense(2)	56,407	36,930	196,181	126,624
Non-cash charitable contributions	4,630	584	9,292	1,746
Amortization of acquired intangibles	1,593	1,593	6,373	5,488
Acquisition-related expenses(3)	—	—	—	3,449
Amortization of debt discount and debt issuance costs(4)	21,163	10,239	68,424	25,892
Loss on early extinguishment and conversion of debt(5)	—	—	2,263	14,572
Non-GAAP net income (loss)	$7,987	$(1,126)	$16,201	$(31,142)

Weighted-average shares used to compute net loss per share, basic and diluted	130,138	121,562	127,212	117,221
Non-GAAP weighted-average effect of potentially dilutive securities	13,541	—	15,171	—
Non-GAAP weighted-average shares used to compute non-GAAP net income (loss) per share, diluted	143,679	121,562	142,383	117,221

Net loss per share, basic and diluted	$(0.58)	$(0.42)	$(2.09)	$(1.78)
Non-GAAP net income (loss) per share, basic(6)	$0.06	$(0.01)	$0.13	$(0.27)
Non-GAAP net income (loss) per share, diluted(6)	$0.06	$(0.01)	$0.11	$(0.27)

(1) Prior periods have been adjusted to conform to the current presentation. See footnotes (4), (5) and (6) for additional details.
(2)    See table in footnote (1) to the condensed consolidated statements of operations above for breakdown of stock-based compensation expense by line item.
(3) We define acquisition-related expenses as costs associated with acquisitions, including transaction costs and other non-recurring incremental costs incurred.
(4) Amortization of debt issuance costs is an adjustment to non-GAAP net income (loss), effective July 31, 2020. Debt issuance costs included are $0.9 million and $3.2 million for the three and twelve months ended January 31, 2021, respectively, and $0.6 million and $1.8 million for the three and twelve months ended January 31, 2020, respectively.
(5) Loss on early extinguishment and conversion of debt is calculated inclusive of write-offs of debt issuance costs, effective July 31, 2020. The amounts of these write-offs are nil and $1.1 million for the three and twelve months ended January 31, 2021, respectively, and nil and $3.8 million for the three and twelve months ended January 31, 2020, respectively.
(6) The total impact of the adjustments noted in footnotes (4) and (5) and for the periods noted in footnote (1) above on non-GAAP net income (loss) per share, basic and diluted is nil and $0.04 for the three and twelve months ended January 31, 2020, respectively.

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages)
(unaudited)

Free Cash Flow and Free Cash Flow Margin
We define Free Cash Flow as net cash provided by operating activities, less cash used for purchases of property and equipment and capitalized internal-use software costs. Free cash flow margin is calculated as free cash flow divided by total revenue.

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2021	2020	2021	2020
Net cash provided by operating activities	$34,909	$24,835	$127,962	$55,603
Less:
Purchases of property and equipment	(1,786)	(5,462)	(13,083)	(15,442)
Capitalization of internal-use software costs	(629)	(1,229)	(4,159)	(3,888)
Free cash flow	$32,494	$18,144	$110,720	$36,273
Net cash used in investing activities	$(37,264)	$(562,939)	$(1,305,146)	$(688,041)
Net cash provided by financing activities	$25,141	$18,654	$1,091,598	$853,385
Free cash flow margin	14%	11%	13%	6%
Calculated Billings
We define Calculated Billings as total revenue plus the change in deferred revenue and less the change in unbilled receivables during the period.

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2021	2020	2021	2020
Total revenue	$234,740	$167,327	$835,424	$586,067
Add:
Unbilled receivables, current (beginning of period)	2,427	1,028	1,026	1,457
Deferred revenue, current (end of period)	502,738	365,236	502,738	365,236
Less:
Unbilled receivables, current (end of period)	(2,604)	(1,026)	(2,604)	(1,026)
Deferred revenue, current (beginning of period)	(424,765)	(306,743)	(365,236)	(245,622)
Current calculated billings	312,536	225,822	971,348	706,112
Add:
Deferred revenue, noncurrent (end of period)	10,860	6,214	10,860	6,214
Less:
Deferred revenue, noncurrent (beginning of period)	(7,349)	(7,013)	(6,214)	(8,768)
Calculated billings	$316,047	$225,023	$975,994	$703,558